Exhibit 99.1

Contacts

V.I. Technologies, Inc. (Vitex)

John R. Barr

617-926-1551

john.barr@vitechnologies.com

Vitex and Panacos Pharmaceuticals Shareholders Approve Merger

$20 Million Financing Also Approved By Vitex Shareholders

Watertown, MA (March 10, 2005) — V.I. Technologies, Inc. (Nasdaq: VITX) (“Vitex” or “the Company”), a biotechnology company dedicated to developing the next generation of anti-infective products, today announced that shareholders of both Vitex and Panacos approved the merger between the two companies in separate special shareholder meetings.

The Vitex shareholders also approved all other resolutions related to the merger contained in the Joint Proxy Statement/Prospectus, including the issuance of shares and warrants as part of a $20 million private placement transaction led by Great Point Partners. Under the terms of the merger, Vitex will issue approximately 227.5 million shares to acquire all outstanding shares of Panacos. The merger and financing are expected to close shortly.

“We are pleased that the shareholders of both Vitex and Panacos have approved the combination of the two companies,” said Skip Ackerman, currently Chairman of Vitex. “We look forward to closing the merger and creating what we believe will be an exciting anti-infectives company led by PA-457, a novel HIV therapeutic currently in Phase II clinical trials.”

Dr. Ackerman is currently Chairman and acting CEO of Panacos and Chairman of Vitex. Following the closing of the merger, Dr. Ackerman will be Chairman and CEO of the combined company.

About Vitex

Vitex is developing the next generation of anti-infective products. The Company’s proprietary INACTINE™ technology is designed to inactivate a wide range of viruses, bacteria and parasites, and has demonstrated its ability to remove prion proteins. Over 40 million red cell units are transfused annually in the U.S., Europe and Japan. For more information on Vitex, please visit our web site at: www.vitechnologies.com.

Vitex announced in June 2004 that it had entered into a merger agreement with privately-held Panacos Pharmaceuticals, a biotechnology company discovering and developing novel antiviral drugs for the treatment of HIV and other major human viral diseases. Terms of the merger are contained in the Joint Proxy Statement/ Prospectus dated February 14, 2005 and in the Form S-4 Registration Statement on file with the Securities and Exchange Commission. The merger is expected to close in March 2005.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as the Company’s ability to execute plans to resume its clinical trial program for its lead product candidate, the INACTINE™ viral inactivation system for red blood cells, the Company’s closing of its planned merger with Panacos Pharmaceuticals, the execution of the Company’s financing plans, including the closing of its planned financing with Great Point Partners, anticipated future clinical trial timelines or results, the timely availability of new products, market acceptance of the Company’s products, the impacts of competitive products and pricing, government regulation of the Company’s products, the Company’s ability to complete product development collaborations and other strategic transactions and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Vitex has filed a Registration Statement on Form S-4 in connection with the merger, and Vitex and Panacos have mailed a Joint Proxy Statement/Prospectus to their stockholders containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully. The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about Vitex, Panacos, the merger and related matters. Investors and security holders can obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov, and by calling Vitex Investor Relations at 617-926-1551.